Exhibit 10.4

INDUSTRY FUNDED RESEARCH COLLABORATION AGREEMENT (“Agreement”)

PARTIES:	University of Ontario Institute of Technology, located at 2000 Simcoe Street N., Oshawa, ON L1G 0C5 (“Ontario Tech”)

and

Nuclea Energy Inc., located at 201-15315 66 Ave, Surrey, British Columbia V3S 2A2 (“Company”)

WHEREAS:

A.	Ontario Tech, through its Ontario Tech Contributors, wishes to undertake a research project entitled, “Calculation of Dynamic Parameters of NUCLEA Energy’s Lead-Cooled Reactor Concept” (hereinafter called the “Project”), which is set out and described in the Project proposal, attached hereto as Appendix “A”; and

B.	The Company has agreed to provide cash and in-kind support for the Project.

NOW THEREFORE, in consideration of the premises, mutual covenants, terms and conditions contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

1. DEFINITIONS

For the purpose of this Agreement:

(a) “Background Intellectual Property” means Intellectual Property and/or know how of Ontario Tech, Ontario Tech Contributors, or the Company, which is acquired or developed prior to or independently of the Project. For clarity, in the case of the Company, Background Intellectual Property includes, but is not limited to, the SMR Lattice Designs.

(b) “Confidential Information” means any non-public, proprietary or commercially sensitive information disclosed by one Party to the other before or during the term of this Agreement relating directly or indirectly to the Project. Confidential Information of a Party includes, but is not limited to, proprietary information and ideas, patentable ideas, existing and/or contemplated products and services, technical, research and development, marketing, sales, operating, performance, costs, profit, margin and other financial information, know how, business and process information, computer programs (or techniques), and all record-bearing media containing or disclosing such information and documents, books, manuals, reports, computer reports, software or data files, financial data, product specifications, samples, drawings, software demonstrations, documents, models or prototypes, and future products and plans that are specifically disclosed pursuant to this Agreement.

(c) “Computer Software” means any computer programs in source, object-code, or executable form, computer program documentation recorded in any form or medium, including any modification to such programs and documentation, excluding third party computer software which includes, but is not limited to, commercially available consumer-off-the-shelf computer software and computer software subject to Open-Source or Open Access Software licenses.

(d) “Controlled Items” means materials, documentation or other items that are subject to the export control laws and regulations of Canada or the United States of America.

(e) “Effective Date” means the date of last signature below.

(f) “Intellectual Property” means patents, trademarks, trade names, design rights, Computer Software, Open-Source Software, copyright (including rights in Computer Software and moral rights), dataset and database rights, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

(g) “Ontario Tech Contributors” means the Principal Investigator and all other Ontario Tech faculty, contractors, students, post-doctoral fellows and research associates who participate in the Project.

(h) “Open-Source Software” means any software component, application or collection of files in human- or machine-readable form that is publicly available in source code form and licensed under an open-source license listed at http://www.opensource.org/licenses or similar license.

(i) “Parties” means Ontario Tech and the Company and “Party” means any one of them.

(j) “Principal Investigator” means Dr. Eleodor Nichita, an academic faculty member in the Faculty of Engineering and Applied Science at Ontario Tech.

(k) “Project Intellectual Property” means the Intellectual Property developed by a Party as a direct result of the performance of the Project.

(l) “SMR Lattice Designs” means the Company’s proprietary reactor core lattice design for small modular reactors, which involves arranging fuel and moderator materials in a specific pattern to improve some aspects of the reactor core’s performance, such as power output, efficiency, reliability, or fuel burnup.

2. SCOPE AND PERFORMANCE OF THE PROJECT

(a) Performance. Each Party agrees that it shall perform its obligations in respect of the Project in accordance with this Agreement and all applicable laws, regulations, bylaws and research guidelines, including without limitation, the Tri-Agency Framework: Responsible Conduct of Research and if the Project includes research involving human participants, the Tri-Council Policy Statement: Ethical Conduct for Research Involving Humans (“Terms and Conditions”).

(b) Changes to the Project or the Parties. Neither Party shall make any material changes to the Project without the prior, written consent of the other Party. Company agrees to immediately notify Ontario Tech of any change in its status, including but not limited to, contact name at Company, a buyout or change of ownership and subsequent name change of Company, or a withdrawal or adjustment of Company’s Research Fee (as defined below).

(c) Controlled Items and Compliance. The Parties agree that, at the time of the execution of this Agreement, it is not anticipated that the Project Intellectual Property would contain any Controlled Items. Company agrees that, upon receipt of the Project Intellectual Property, Company shall assess the Project Intellectual Property to determine whether it contains any Controlled Items and Company shall advise Ontario Tech if and when such Controlled Items are identified. At such time, Company and the Ontario Tech shall mutually agree upon the appropriate measures to ensure that any Controlled Items are compliant with the Terms and Conditions.

(d) Company acknowledges that if the Project Intellectual Property contains any Controlled Items subject to export control laws and regulations of applicable jurisdiction(s), that the Company is responsible for satisfying itself as to the applicability of such laws and regulations. Company will accept and use the Project Intellectual Property only in accordance with all applicable laws and after obtaining all permits legally required for such import and use. Should the provision of the Project Intellectual Property require permits or licenses for export, import, or other reasons, each Party will provide the other Party with reasonable assistance in the preparation of any applications for such permits and licenses.

(e) Should Ontario Tech, in its sole discretion, decide that an end use certificate is required for provision of the Project Intellectual Property, Company will complete such end use certificate as a necessary pre-requisite of the supply of Project Intellectual Property.

(f) Notwithstanding anything to the contrary in this Agreement, Company warrants that it is a duly incorporated, organized and subsisting corporation, and has all of the requisite powers, capacities, licenses and permissions under its governing legislation and other laws applicable to it, and under its articles of incorporation, by-laws and governing resolutions to,

(i) own and receive the Project Intellectual Property in accordance with the terms of this Agreement;

(ii) enter into, exercise its rights and perform and comply with its obligations under this Agreement; and

(iii) and all actions, conditions and things have been done, taken or fulfilled with respect thereto, that are required by law, contract or otherwise.

(g) Company agrees that full use of the Project Intellectual Property may require additional permits and licenses, and that Company is fully responsible for obtaining, maintaining, and staying in compliance with those permits and licenses. Company warrants that it will not make use of the Project Intellectual Property in any way without all CNSC or other regulatory bodies licenses or permits required for that use.

(h) Company forever releases and discharges Ontario Tech from liability associated with Company’s acceptance of the Project Intellectual Property from the instance of receipt, and forever releases Ontario Tech from responsibility for Company’s use of the Project Intellectual Property, whether or not such use is in accordance with the terms of this Agreement or otherwise.

(i) Company acknowledges that use of the Project Intellectual Property under the appropriate license may make it an operator under the Nuclear Liability and Compensation Act (S.C. 2015, c. 4, s. 120), and as such Company would be solely and absolutely liable for any liability associated with a nuclear incident involving the Project Intellectual Property.

(j) Each Party represents and warrants that

(i) neither it nor its personnel (including its employees, students, research associates, post-doctoral fellows, contractors, officers, directors and principal owners) are currently included in any published lists maintained by the governments of Canada, the U.S., U.K., E.U. and other countries and international organizations of persons and entities whose export or import privileges have been denied or restricted

(ii) it will not use Controlled Items in any activity prohibited by United States 15 C.F.R. Part 744, including without limitation nuclear, chemical, or biological weapons proliferation activities;

(iii) it will not disclose Items to any countries for which Canada, the U.S., the U.K., the E.U. and other applicable governments maintain an embargo or to citizens or residents thereof if prohibited by such embargo.

(k) Each Party shall fully comply with all such laws and regulations with regards to the Controlled Items it receives hereunder and shall cooperate in good faith with the reasonable requests of the other Party made for purposes of its compliance with such Applicable Laws. Notwithstanding any other provisions in the Agreement, the obligations set forth in this Article shall survive so long as the relevant Applicable Laws are in effect.

3. INTELLECTUAL PROPERTY

(a) Background Intellectual Property. Nothing herein shall serve to, or should be construed to, transfer any ownership or commercial rights whatsoever in the Background Intellectual Property or any improvements, enhancements or changes thereto, of either Party or that of its personnel, or any Background Intellectual Property of another third party that is disclosed or used by a Party for purposes of the Project. Background Intellectual Property must be used solely by the other Party for the purpose of performing activities specified in the Project. Company represents and warrants that it has all rights and permissions to use, practice, incorporate, integrate, manufacture, sell, offer for sale or import or export any and all of the Background Intellectual Property it provides for the Project, including but not limited to the SMR Lattice Designs.

(b) Ownership of Project Intellectual Property. Subject to the Company fulfilling its obligations as set out in this Agreement, ownership of Project Intellectual Property created solely or in part by Ontario Tech Contributors, but excluding any Background Intellectual Property of Ontario Tech and/or Ontario Tech Contributors, shall be fully assigned to the Company. Company assumes all risk and liability for the results obtained by the use of any Project Intellectual Property in the practice of any process, whether in terms of operating costs, general effectiveness, success or failure, and regardless of any oral or written statements made by Ontario Tech, by way of technical advice or otherwise, related to the use of the Project Intellectual Property.

(c) Ontario Tech License for Non-Commercial Use. Company hereby grants Ontario Tech a non-exclusive, world-wide, fully-paid, royalty free, perpetual, irrevocable right and license to use all Project Intellectual Property owned by the Company for teaching, non-commercial research and administrative purposes. Ontario Tech shall have the right to sublicense such Project Intellectual Property to other not-for-profit research institutions solely for the purpose of non-commercial research collaborations, provided that such other institution(s) agree to be bound by the obligations and/or restrictions relating to confidentiality contained herein.

(d) Open Source. Notwithstanding anything to the contrary herein, the Parties agree that any and all rights, titles and licenses as may be provided hereunder are subject to their applicable Open-Source Software terms and conditions.

4. PUBLICATION

(a) Drafts & Timelines. In order to comply with the Tri-Agency’s Policy on Intellectual Property, the Company recognizes that the data, methods and results of the Project (“Results”), which may include Intellectual Property hereunder, will be published or otherwise publicly disseminated , and agrees that Ontario Tech, through its Ontario Tech Contributors, shall be permitted to present the Results at professional meetings or symposia and to publish the Results in journals, theses or dissertations (each a “Publication”).

(b) Copyright. Notwithstanding anything to the contrary in this Agreement, copyright to any Publication produced by Ontario Tech, through its Ontario Tech Contributors, shall remain with Ontario Tech and/or Ontario Tech Contributors, as per Ontario Tech’s institutional policies.

5. CONFIDENTIALITY

(a) Protection of Confidential Information. Each Party agrees to maintain in confidence and safeguard all Confidential Information of the other Party disclosed to it as part of the Project. More specifically, each Party agrees to: (i) use the Confidential Information only for the purposes of fulfilling the intent of this Agreement; (ii) use the same degree of care as with its own confidential information, which shall be at least a reasonable standard of care, to prevent disclosure of the Confidential Information; (iii) disclose Confidential Information only to its employees, directors, officers, students and contractors who have a “need to know” and who shall be made aware of, and be required to observe and comply with the covenants and obligations contained herein; and (iv) assume all liability for any breach of the confidentiality obligations herein by it or its and employees, directors, officers, students and contractors.

(b) Exceptions. Notwithstanding any other provision of this Agreement, each Party agrees that the obligations of confidentiality and non-use under this Article 5 shall not apply to Confidential Information which is: (i) published or becomes generally available to the public other than as a result of a breach of the undertakings of this Agreement by the receiving Party; (ii) in the possession of the receiving Party prior to its receipt from the disclosing Party, as evidenced by contemporaneous written evidence, and is not subject to a duty of confidentiality; (iii) rightfully received from a third party not subject to a duty of confidentiality to the disclosing Party and/or without breach of this Agreement; (iv) independently developed by the receiving Party without the use of any of the disclosing Party’s Confidential Information; or (v) expressly permitted to be disclosed either under this Agreement or with the written approval of the disclosing Party.

(c) Compliance with Court Order or Statute. In the event that a Party is required to disclose any of the other Party’s Confidential Information in order to comply with applicable laws or regulations, or pursuant to the order of a court, tribunal or government agency, such Confidential Information may be disclosed without breach of this Agreement. The Party making a disclosure under this paragraph shall, if it does not violate its duty to disclose, promptly notify the other Party of the obligation to disclose. Notwithstanding anything to the contrary in this Agreement, any Confidential Information disclosed under this paragraph shall remain as Confidential Information for all other purposes and the disclosure shall be limited in scope to only include that portion of Confidential Information that is required to be disclosed.

(d) Survival of Confidentiality Obligations. The obligations of confidentiality and non-use in this Article 5 shall continue for five (5) years from the expiration or early termination of this Agreement.

6. REPRESENTATIONS & WARRANTIES

(a) General. Each Party represents and warrants to the other Party that it is duly organized, validly existing and in good standing, and it has the right and authority to enter this Agreement and do all acts and things as required or contemplated to be done, observed and performed by it hereunder.

(b) No Warranty for Research/Project IP. Ontario Tech’s Background Intellectual Property and the Project Intellectual Property provided under this Agreement are provided “as is”. Except as provided in this Agreement, Ontario Tech makes no representations and extends no warranties of any kind, either express or implied, with respect to the Background Intellectual Property, Project Intellectual Property, any work or service performed under this Agreement or the research undertaken in connection with the Project and/or this Agreement. Without restricting the generality of the foregoing, there are no express or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Background Intellectual Property or Project Intellectual Property will not infringe any patent, copyright, trademark, or other proprietary right of any third party.

7. LIMITATION OF LIABILITY AND INDEMNIFICATION

(a) General Limitation. Other than with respect to the Parties’ indemnity obligations set out herein, in no event shall the total cumulative liability of Ontario Tech or the Company (including their employees, directors, officers, students or agents), for all claims arising out of or relating to this Agreement, exceed actual direct, provable damages, up to the amount actually received by Ontario Tech from the Company in respect of the Project. The foregoing provision limiting the liability of Ontario Tech and the Company (including their employees, directors, officers, students or agents) shall apply regardless of the form or cause of action, whether in contract or tort (including negligence), strict liability or under any other theory of liability connected with or arising out of this Agreement.

(b) No Consequential Damages. Notwithstanding anything to the contrary in this Agreement, no Party will be liable for any consequential damages, lost profits, lost savings, loss of anticipated revenue, or any exemplary, punitive, special or indirect damages of the other Party pursuant to or in any way connected to this Agreement, whether arising in contract (including fundamental breach), tort (including negligence) or otherwise and whether or not such damages could reasonably be foreseen or whether or not such Party has been advised of or was aware of the possibility of such damages in advance.

(c) Indemnity. Each Party (“Indemnifying Party”) shall indemnify, defend and save harmless the other Party and its officers, directors, employees, students, contractors and agents (collectively, “Indemnitees”) from any and all liability, loss, damage and expense (including reasonable legal fees) that an Indemnitee may suffer as the result of claims, demands, actions, costs or judgments of whatever nature or kind (each a “Claim”), asserted against any one of the Indemnitees by a third party arising out of: (i) the wilful or negligent act or omission of the Indemnifying Party or its officers, directors, employees, contractors and/or agents; (ii) the permitted use or misuse of the Project Intellectual Property by the Indemnifying Party, its affiliates, customers or licensees whether or not in accordance with the rights granted to the Indemnifying Party in this Agreement; or

(iii) Indemnifying Party’s breach of this Agreement.

(d) Insurance. During the term of this Agreement and for the duration of its obligations surviving expiration or early termination of this Agreement, each Party shall maintain in full force and effect a policy of commercial general liability in the minimum amount(s) of two million ($2,000,000) Canadian dollars per occurrence, and any other insurance that a prudent person would deem necessary in the business in which each Party is engaged. Each Party will provide evidence of such insurance upon the written request of the other Party and will provide the other Party thirty (30) days’ prior written notice of modification, cancellation or non-renewal of such coverage.

8. SUPPORT

(a) Research Fee. In consideration of Ontario Tech’s work on the Project, Company shall pay to Ontario Tech the aggregate sum of CDN$42,000 (“Research Fee”). The Research Fee shall be paid in two instalments with half ($21,000) due upon execution of this Agreement and half ($21,000) due upon completion of the Project.

(b) Payment. All payments under this Agreement shall be made payable to: University of Ontario Institute of Technology; and directed to: Manager, Research Accounting, Ontario Tech University, 2000 Simcoe Street N., Oshawa, ON L1G 0C5; research-accounting@ontariotechu.ca.

(c) No Return of Unspent Funds. Ontario Tech shall not be required to return any unspent portion of the Research Fee to Company following the completion of the Project.

(d) Consequences of Early Termination. If this Agreement is terminated early in accordance with the terms herein, Ontario Tech shall immediately cease carrying out the Project and conduct an accounting, and Company shall pay within ten (10) business days of the date of termination, to Ontario Tech the amount of the balance owing under Appendix “A” to reflect work actually performed by Ontario Tech up to the date of termination and any previously agreed upon non-cancellable obligations and expenses; or, if applicable, Ontario Tech shall refund within ten (10) business days of the date of termination, a prorated amount of any advance payments for the percentage of work not fully performed in Appendix “A” as of the date of termination, less any previously agreed upon non-cancellable obligations and expenses.

9. TERM & SURVIVAL

(a) Term. This Agreement is effective as of the Effective Date and, unless terminated earlier in accordance with the terms herein, will terminate ten (10) months after the Effective Date (“Term”).

(b) Survival. The following provisions shall survive the expiry or earlier termination of this Agreement: Article 3 (Intellectual Property); Article 4 (Publication); Article 5 (Confidentiality); Article 6 (Representations and Warranties); Article 7 (Liability and Indemnification); Paragraph 8(c) (No Return of Unspent Funds), Paragraph 8(d) (Consequences of Early Termination), Paragraph 9(b) (Survival); Paragraph 9(e) (Return of Property and Confidential Information); Article 10 (Equipment); Paragraph 12(a) (Disclosure of Project Details); Paragraph 12(d) (Governing Law and Jurisdiction); 12(l) (Notices); and any other provisions which are expressly or by implication intended to continue in force after such expiration or early termination.

(c) Termination by Ontario Tech. Ontario Tech may immediately terminate this Agreement (including the obligation to make any assignment or enter into any license hereunder) if: (i) any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced against the Company or its property; (ii) the Company makes any assignment for the benefit of its creditors, becomes insolvent, commits any act of bankruptcy, ceases to do business as a going concern, or seeks any arrangement or compromise with its creditors under any statute or otherwise; or (iii) the Company breaches any material term of this Agreement and fails to remedy such breach within thirty (30) days of receiving written notice of the breach. In the event this Agreement is terminated by Ontario Tech for cause, Ontario Tech shall have no obligation to transfer ownership in any Project Intellectual Property to Company.

(d) Principal Investigator Unable to Continue. If for any reason the Principal Investigator cannot complete the Project at Ontario Tech, the Parties shall agree to either: (i) appoint a successor to continue the Project, subject to the approval of the Parties, which the Parties’ approval shall not be unreasonably withheld; or (ii) terminate the Agreement.

(e) Return of Property and Confidential Information. Subject to the terms of this Agreement, following the expiration or early termination of this Agreement for any reason, a Party (“non-requesting Party”) shall, at the request of the other Party (“requesting Party”), return to the requesting Party all property and materials in the other Party’s possession or control belonging to the requesting Party, and all items containing any Confidential Information of the requesting Party; provided that the non-requesting Party may retain copies of the Confidential Information (i) as part of archival records (including backup systems) that the non-requesting Party keeps in the ordinary course of its business, but only as required by its records retention policies, (ii) for the purposes of legal record keeping; and/or (iii) if it is relevant to a dispute between the Parties.

10. ACADEMIC FREEDOM

(a) Academic Freedom. Under no circumstance shall this Agreement be read as granting the Company or its representatives any right to participate in matters related to the academic affairs of Ontario Tech. In no event shall the terms of this Agreement supersede or contravene Ontario Tech’s existing academic policies or collective agreements (collectively, “Academic Policies”). In the event that there is an inconsistency between any provision of this Agreement and the Academic Policies, Ontario Tech shall promptly notify the Company and propose a modification to the terms herein so as to eliminate such inconsistency. If the Parties are unable to agree on a mutually acceptable modification of the offending provision(s) within thirty (30) days, Ontario Tech shall be permitted to terminate this Agreement immediately upon five (5) days’ written notice to the Company.

11. GENERAL

(a) Disclosure of Project Details. Except for disclosures made under Article 4, neither Party shall be permitted to use the name and/or logo of the other without the other Party’s prior written permission. Any request for such permission must be made in accordance with Section 12(l) (Notices). Notwithstanding the limitations above, either Party may, at its own discretion, provide a brief listing of the Project as part of any public compendium disclosing research taking place at or being supported by such Party. Such disclosure may include the existence of this Agreement, the title of the Project, the approximate value of the Project and the name of the other Party involved in the Project. In any permitted statements, the Parties shall describe the scope and nature of their participation accurately. Ontario Tech shall also be permitted to identify the Company as one of its research partners.

(b) Regulatory and Ethics Approvals. The Parties agree that no work under this Agreement, which requires regulatory or ethics approvals shall commence until such time as the necessary approvals have been obtained.

(c) Giving Effect to the Agreement. The Parties agree to do all things and execute all documents required to give effect to the provisions of this Agreement.

(d) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Any legal action, claim or other legal proceeding commenced by one Party against the other Party, arising out of this Agreement, shall be commenced in the courts of the Province of Ontario and the Parties shall attorn to such jurisdiction.

(e) Independent Parties. Company and Ontario Tech are independent parties and nothing in this Agreement shall constitute either Party in an employment, principal-agent, partnership or joint venture relationship with the other Party. No Party has any authority to assume or create any obligation or liability, either express or implied, on behalf of the other Party.

(f) Assignment, Successors and Assigns. This Agreement shall not be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(g) Entire Agreement. This Agreement sets forth the entire agreement between the Parties and supersedes all other understandings, whether written or oral, between the Parties with respect to the same subject matter. No modification, variation or amendment of it shall be binding upon the Parties unless it is in writing and signed by duly authorized representatives of both Parties. In the event of any conflict between the terms of the main body of this Agreement and the terms of any appendices attached hereto, the terms in the main body of the Agreement shall prevail.

(h) Waiver. No waiver by either Party of any delay, default or omission by the other Party shall affect or impair the rights of the non-defaulting Party in respect of any subsequent delay, default or omission of the same or different kind. For the avoidance of doubt, no waiver by either Party shall be valid unless made in writing.

(i) Force Majeure. Neither Party shall be deemed to be in default hereunder for any delay or failure to perform its non-monetary obligations resulting from unforeseeable causes beyond its reasonable control (“Force Majeure”). Each Party will use its best efforts to anticipate such delays and failures, and to devise means to eliminate or minimize them. However, if the delay in performance by a Party is more than three (3) months because of the Force Majeure event, the non-affected Party may immediately terminate this Agreement by giving prior written notice to the affected Party.

(j) Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

(k) Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Delivery by electronic transmission in portable document form (PDF) of an executed counterpart of this Agreement is as effective as delivery of an originally executed counterpart of this Agreement.

(l) Notices. All notices, demands or requests required or permitted hereunder shall be deemed properly given when sent in writing to the designated representative of the other Party at the addresses set out below, or such other address as a Party may from time to time advise, by way of: (a) registered first class mail; (b) commercial courier, return receipt requested; (c) personal delivery; or (d) electronic mail. In the case of (a) through (c) above, notices shall be deemed received when physically received by the recipient. In the case of (d) above, notices shall be deemed received on the following business day. Notices under this Agreement shall be sent to the Parties as follows:

Company: Sagar Sanghera CEO Nuclea Energy Inc. 201-15315 66 Ave Surrey, BC V3S 2A1 Tel: 604-727-6969 Email: sagar@nuclea.energy

Ontario Tech:

Jennifer Freeman
Executive Director, Office of Research Services
Ontario Tech University
2000 Simcoe Street North
Oshawa, ON L1G 0C5

Tel: 905-721-8668 Ext. 3176
Email: Jennifer.freeman@ontariotechu.ca
With a copy to: research@ontariotechu.ca

---signature page(s) to follow---

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives.

For Company:

/s/ Sagar Sanghera
AUTHORIZED SIGNATURE

Sagar Sanghera
PRINT NAME

CEO
TITLE

December 9th 2025
DATE

I have the authority to bind the Company

For Ontario Tech:

/s/ Jennifer Freeman
Jennifer Freeman
Executive Director, Office of Research Services

December 10th 2025
DATE

I have authority to bind the Ontario Tech

Acknowledgement:

I, the Principal Investigator, having read this Agreement and in consideration of receiving access to the cash and in-kind contributions of the Company contemplated hereunder, hereby acknowledge all of the terms and conditions herein and further confirm that all Ontario Tech Contributors are informed of their obligations under such terms and conditions and consent to the same.

/s/ Eleodor Nichita
SIGNATURE

Dr. Eleodor Nichita

Appendix A

Principal Investigator’s Project Proposal